                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Accountants" and to the use of our report dated January 21, 1999, with respect to the consolidated financial statements and schedules of Amerin Corporation and subsidiaries included in its Annual Report, as amended (Form 10-K/A), for the year ended December 31, 1998, filed with the Securities and Exchange Commission and incorporated by reference in the Joint Proxy Statement/Prospectus that is made part of the Registration Statement on Form S-4 of CMAC Investment Corporation.



                                                  ERNST & YOUNG LLP

Chicago, Illinois
May 6, 1999